                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        AMERICAN RETIREMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         AMERICAN RETIREMENT CORPORATION
                          111 WESTWOOD PLACE, SUITE 402
                           BRENTWOOD, TENNESSEE 37027

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 1998


         As a shareholder of American Retirement Corporation (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company to be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, on Tuesday, May 5, 1998, at 11:00 a.m., local time, for the following purposes:

                  1. To elect four Class I directors to serve for a term of three years and until their successors are duly elected and qualified; and

                  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 9, 1998, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the meeting.

         You are cordially invited to attend the annual meeting. Whether or not you expect to attend the meeting, management desires to have the maximum representation at the meeting and respectfully requests that you date, execute, and mail promptly the enclosed proxy in the enclosed stamped envelope, which requires no postage if mailed in the United States. A proxy may be revoked by a shareholder any time prior to its use as specified in the enclosed proxy statement.



                                           BY ORDER OF THE BOARD OF DIRECTORS,





                                           /s/ GEORGE T. HICKS
                                           ------------------------------------
                                           GEORGE T. HICKS
                                           SECRETARY
Brentwood, Tennessee
March 31, 1998

                         AMERICAN RETIREMENT CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 1998

To Our Shareholders:

         This Proxy Statement is furnished to shareholders of American Retirement Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the date, time, and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, or at any adjournment or adjournments thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is March 31, 1998.

         The purposes of the Annual Meeting are to elect four Class I directors and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         Any shareholder who signs and returns a proxy has the unconditional right to revoke such proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. No such revocation will be effective, however, unless and until notice of such revocation has been received by the Company at or prior to the Annual Meeting. Shares of Common Stock represented at the Annual Meeting by valid proxies will be voted in accordance with the instructions contained therein. Where no choice is specified in the proxy, such shares will be voted FOR the director nominees.

         The Board of Directors knows of no other matters that are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgement on such matters.

         The record of shareholders entitled to notice of and to vote at the Annual Meeting was taken at the close of business on March 9, 1998 (the "Record Date"). On the Record Date, 11,420,860 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were outstanding. Each shareholder is entitled to one vote for each share of Common Stock held on the Record Date.

         The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. The directors will be elected by a plurality of the votes cast by shareholders entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Because directors are elected by a plurality of the votes cast, abstentions and non-votes are not considered in the election.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made by the Company's regular officers or employees personally or by telephone or telecopy. The Company may reimburse brokers, custodians, and their nominees for their expenses in sending proxies and proxy materials to beneficial owners.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into three classes (Class I, Class II, and Class III), each class to be as nearly equal in number as possible. The current Board of Directors is comprised of eleven members. At each annual meeting of shareholders, directors comprising one class are elected for a three-year term. The terms of the four Class I directors will expire upon the election and qualification of new directors at the Annual Meeting. The Board of Directors has nominated Jack O. Bovender, Jr., Christopher J. Coates, Daniel
K. O'Connell, and Lawrence J. Stuesser, all of whom are currently directors of the Company, to serve until the annual meeting of shareholders in 2001 and until their successors are duly elected and qualified. The terms of the Class II and Class III directors will expire at the annual meeting in 1999 and 2000, respectively.

         If any of the nominees should become unable to serve as directors, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to nominees for election as Class I directors and with respect to the Class II and Class III directors (who are not nominees for election at the Annual Meeting) is set forth below.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL OF THE DIRECTOR NOMINEES.

Name                     Age                   Principal Occupation/Directorships                        Director Since
----                     ---                   ----------------------------------                        --------------
DIRECTOR NOMINEES
Class I Directors
(Terms Expire 2001)
Jack O. Bovender, Jr.    52   Mr. Bovender has been president and chief operating officer of                   1997
                              Columbia/HCA Healthcare Corporation ("Columbia/HCA") since August
                              1997.  From March 1994 to August 1997, Mr. Bovender was retired.
                              Prior to March 1994, Mr. Bovender worked for Hospital Corporation of
                              America, a predecessor to Columbia/HCA, for over 18 years in various capacities, including executive vice president and chief operating officer.
                              Mr. Bovender is a director of America Service Group, Inc., a provider of managed health care services to correctional facilities.

Christopher J. Coates    47   Mr. Coates has served as President and Chief Operating Officer of the            1998
                              Company and its predecessors since January 1993.  From 1988 to 1993,
                              Mr. Coates served as chairman of National Retirement Company, a senior living management company acquired by a subsidiary of the Company in
                              1992.  From 1985 to 1988, Mr. Coates was senior director of the
                              Retirement Housing Division of Radice Corporation, following that company's purchase in 1985 of National Retirement Consultants, a company formed by Mr. Coates.

Daniel K. O'Connell      69   Mr. O'Connell has served as a director of the Company since its inception        1997
                              and as a director of various of the Company's predecessors since 1985.
                              Until his retirement in 1990, Mr. O'Connell worked for Ryder System,
                              Inc. for over 25 years in various capacities, including legal counsel and chief financial officer.

Lawrence J. Stuesser     55   Since June 1996, Mr. Stuesser has been the president and chief executive         1997
                              officer and a director of Computer People, Inc., an information technology professional services and staffing company and a subsidiary of Delphi
                              Group plc, of which Mr. Stuesser serves as a director.  From August 1993 to May 1996, Mr. Stuesser was a private investor and independent business consultant.  From January 1991 to July 1993, Mr. Stuesser was
                              chairman and chief executive officer of Kimberly Quality Care, Inc., a home health care services company.  Mr. Stuesser is chairman of the board of Curative Health Services, Inc., a disease management company in the chronic wound care market, and a director of IntegraMed America,
                              Inc., an owner and operator of clinical ambulatory care facilities.

CONTINUING DIRECTORS
Class II Directors
(Terms Expire 1999)
Frank M. Bumstead         56  Since 1989, Mr. Bumstead has been president and a principal shareholder          1997
                              of Flood, Bumstead, McCready & McCarthy, Inc., a business management firm that represents, among others, artists, songwriters, and producers in the music industry.  Since 1993, Mr. Bumstead has also served as the chairman and chief executive officer of FBMS Financial, Inc., an investment advisor registered under the Investment Company Act of 1940.
                              Mr. Bumstead is vice chairman and a director of Response Oncology, Inc., a physician practice management company specializing in oncology, and a director of TBA Entertainment, Inc., an owner and operator of restaurants and hotels.  Mr. Bumstead also serves as a director, secretary, and treasurer of Imprint Records, Inc., a music recording company.

Clarence Edmonds          64  Mr. Edmonds has served as a director of the Company since its inception          1997
                              and as a director of various of the Company's predecessors since 1987.
                              Mr. Edmonds has served in various capacities, including vice president and treasurer, of Massey Company, an investment services firm, since
                              1969.

Nadine C. Smith           40  Ms. Smith is president and chief executive officer of Enidan Capital             1997
                              Partners, L.P., an investment company that makes equity investments in public and privately held companies ("Enidan").  Prior to co-founding
                              Enidan, Ms. Smith was managing general partner of NC Smith & Co., a financial and management consulting firm, from 1990 to 1997.  Ms. Smith also is president and chief executive officer of Sirrom Resource Funding,
                              L.P., which provides financing to environmental companies.

Class III Directors
(Terms Expire 2000)
W.E. Sheriff              55  Mr. Sheriff has served as Chairman and Chief Executive Officer of the            1997
                              Company and its predecessors since April 1984.  From 1973 to 1984, Mr.
                              Sheriff served in various capacities for Ryder System, Inc., including as president and chief executive officer of its Truckstops of America division.
                              Mr. Sheriff also serves on the boards of several privately-held companies and various educational and charitable organizations.  Mr. Sheriff serves in varying capacities with several trade organizations, including as a member of the board of the National Association for Senior Living
                              Industries and as a member of the American Association of Homes and
                              Services for the Aging and the American Senior Housing Association.

H. Lee Barfield II        51  Mr. Barfield has served as a director of the Company since its inception         1997
                              and as director of various of the Company's predecessors since 1978.  Mr.
                              Barfield is a member in the law firm of Bass, Berry & Sims PLC, the
                              Company's outside general counsel, and has served in various capacities for that firm since 1974.

John A. Morris, Jr., M.D. 51  Dr. Morris has served in varying capacities of the medical profession since      1997
                              1977 and is currently a Professor of Surgery and the Director of the
                              Division of Trauma and Surgical Critical Care at the Vanderbilt
                              University School of Medicine, the Medical Director of the Life Flight Air
                              Ambulance Program at Vanderbilt University Hospital, and an Associate
                              in the Department of Health Policy and Management at Johns Hopkins
                              University.  Dr. Morris is also chairman of the board of Sirrom Capital
                              Corporation, a small business investment company.

Robin G. Costa            31  Since 1994, Ms. Costa has served as chief operating officer of Maddox            1997
                              Companies, a group of over 40 entities involved in oil and gas exploration, real estate development and investment, and other investments.  Ms. Costa has served in various capacities for the Maddox Companies since 1985, including as secretary and treasurer from 1992 to 1994.

         The Board of Directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. Certain directors also devote their time and attention to the Board's principal standing committees. The committees, their primary functions, and memberships are as follows:

         Executive Committee -- This committee is authorized generally to act on behalf of the Board of Directors between scheduled meetings of the Board, subject to certain limitations established by the Board and applicable corporate law. Members of the Executive Committee are Messrs. Bovender, Bumstead, and Sheriff and Dr. Morris.

         Audit Committee -- This committee makes recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent accountants, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. Members of the Audit Committee are Messrs. Barfield and Edmonds and Ms. Costa.

         Compensation Committee -- This committee has the responsibility for reviewing and approving the salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering the Company's stock incentive, stock purchase, 401(k), and other executive compensation plans. Members of the Compensation Committee are Messrs. O'Connell and Stuesser and Ms. Smith. See "Compensation Committee Report on Executive Compensation."

         The Board of Directors held five meetings during the fiscal year ended December 31, 1997 ("Fiscal 1997"). The Executive Committee held four meetings during Fiscal 1997, the Audit Committee held three meetings during Fiscal 1997, and the Compensation Committee held five meetings during Fiscal 1997. During Fiscal 1997, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which such director served.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         As of the Record Date, there were 11,420,860 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The following table sets forth, as of March 26, 1998, the beneficial ownership of each current director (including the four nominees for director), each of the executive officers named in the Summary Compensation Table beginning on page 6 hereof, the directors and executive officers as a group, and each shareholder known to management of the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.


                                                                   Amount and Nature of           Percent of
                 Name of Beneficial Owner                       Beneficial Ownership(1)(2)          Class%
                 ------------------------                       --------------------------          ------
NAMED EXECUTIVE OFFICERS:
W.E. Sheriff                                                         619,217(3)(4)                    5.4
Christopher J. Coates                                                243,303(5)                       2.1
George T. Hicks                                                      170,839(6)                       1.5
H. Todd Kaestner                                                     180,244(7)                       1.6
James T. Money                                                       175,252(8)                       1.5

DIRECTORS:
H. Lee Barfield II                                                   625,577(9)(10)                   5.5
Jack O. Bovender, Jr.                                                  5,000                           *
Frank M. Bumstead                                                     10,000                           *
Robin G. Costa                                                     1,443,259(11)(12)                 12.6
Clarence Edmonds                                                     370,073(13)                      3.2
John A. Morris, Jr., M.D.                                            363,490(14)                      3.2
Daniel K. O'Connell                                                   18,285                           *
Nadine C. Smith                                                       34,956                           *
Lawrence J. Stuesser                                                  72,547(15)                       *

OTHER 5% SHAREHOLDERS:
DMAR Limited Partnership                                           1,372,037(11)                     12.0
Mary Louise Frist Barfield                                           625,577(16)(17)                  5.5
Robert A. Frist, M.D.                                                591,838(18)(19)                  5.2

All directors and executive officers as a group (16 persons)       4,560,631                         39.8

-------------------
 *       Less than one percent.
(1) Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), shares of Common Stock that certain persons presently have the right to acquire pursuant to the conversion provisions of the Company's 5 3/4% Convertible Subordinated Debentures Due 2002 ("Conversion Shares") are deemed outstanding for the purpose of computing such person's percentage ownership, but not deemed outstanding for the purpose of computing the percentage ownership of the other persons shown in the table. Likewise, shares subject to options held by directors and executive officers of the Company that are exercisable within 60 days of the date hereof are deemed outstanding for the purpose of computing such director's or executive officer's beneficial ownership and the beneficial ownership of all directors and executive officers as a group.
(2) Includes the following shares of Common Stock issuable upon the exercise of options granted pursuant to the 1997 Stock Plan which the following persons are entitled to exercise within 60 days of the date hereof: Mr. Barfield, 5,000; Mr. Bovender, 5,000; Mr. Bumstead, 5,000; Ms. Costa, 5,000; Mr. Edmonds, 5,000; Dr. Morris, 5,000; Mr. O'Connell, 5,000; Ms. Smith, 5,000; Mr. Stuesser, 5,000; and directors and executive officers as a group (16 persons), 45,000.
(3)      Address: 111 Westwood Place, Suite 402, Brentwood, Tennessee 37027.

(4) Includes 324,519 shares, including 4,166 Conversion Shares, beneficially owned by a family limited partnership in which Mr. Sheriff is a general partner.
(5) Includes 1,860 shares beneficially owned by Sylvester I, L.P. ("Sylvester I") as to which Mr. Coates holds a pecuniary interest.
(6) Includes 1,860 shares beneficially owned by Sylvester I as to which Mr. Hicks holds a pecuniary interest.
(7) Includes 1,860 shares beneficially owned by Sylvester I as to which Mr. Kaestner holds a pecuniary interest.
(8) Includes 1,860 shares beneficially owned by Sylvester I as to which Mr. Money holds a pecuniary interest.
(9)      Address: 2700 First American Center, Nashville, Tennessee 37238.
(10) Includes 2,708 Conversion Shares. Also includes 473,065 shares beneficially owned by Mr. Barfield's wife, Mary Louise Frist Barfield. See Note 17. Mr. Barfield is the brother-in-law of Robert A. Frist.
(11)     Address: 3833 Cleghorn Avenue, Suite 400, Nashville, Tennessee 37215.
(12) Includes 1,372,037 shares beneficially owned by DMAR Limited Partnership ("DMAR"). Ms. Costa is a Vice President of Margaret Energy, Inc., the general partner of DMAR. Also includes an aggregate of 18,000 shares beneficially owned by trusts as to which Ms. Costa exercises voting and dispositive power and 48,222 shares held in an estate as to which Ms. Costa is co-executor.
(13) Includes 4,166 Conversion Shares beneficially owned by Mr. Edmonds, 335,888 shares beneficially owned by The Jack C. Massey Foundation, of which Mr. Edmonds serves as a co-trustee, 5,000 shares beneficially owned by a trust of which Mr. Edmonds and his wife serve as co-trustees and or lifetime beneficiaries, and 20,019 shares beneficially owned by Mr. Edmonds's wife. Mr. Edmonds disclaims beneficial ownership of his wife's shares.
(14) All shares are beneficially owned by partnerships owned and controlled by Dr. Morris, his brother, and other members of Dr. Morris's family.
(15) Includes 67,547 shares beneficially owned by a corporation, of which Mr. Stuesser is a director and 50% shareholder.
(16) Address: c/o H. Lee Barfield II, 2700 First American Center, Nashville, Tennessee 37238.
(17) Includes 208 Conversion Shares beneficially owned by Mrs. Barfield, 2,708 Conversion Shares and 149,803 shares beneficially owned by Mrs. Barfield's husband, H. Lee Barfield II, and an aggregate of 184,804 shares beneficially owned by trusts for the benefit of Mrs. Barfield's children, of which Mrs. Barfield serves as trustee. See Note 10. Mrs. Barfield is the sister of Robert A. Frist.
(18)     Address: 1326 Page Road, Nashville, Tennessee 37205.
(19) Includes 31,735 shares beneficially owned by Dr. Frist's wife, including 4,166 Conversion Shares. Does not include shares beneficially owned by Dr. Frist's children who are 18 years of age or older. Dr. Frist is the brother of Mary Louise Barfield Frist and the brother-in-law of H. Lee Barfield II.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth the total compensation paid or accrued by the Company's predecessor, American Retirement Communities, L.P. ("ARCLP"), for the year ended December 31, 1996 and by the Company during Fiscal 1997 (including amounts paid by ARCLP for the period from January 1, 1997 through May 29, 1997) on behalf of the Company's Chief Executive Officer and the four other most highly-paid executive officers of the Company (collectively, the "Named Executive Officers").

                                                                                        Long-Term
                                                                                      Compensation
                                                                                          Awards
                                                      Annual Compensation(1)     ---------------------
                                                     ------------------------    Securities Underlying      All Other
Name and Principal Positions          Fiscal Year     Salary($)     Bonus($)          Options(#)          Compensation($)
------------------------------------  ------------   -----------   ----------    ---------------------    ---------------
W.E. Sheriff,                             1997         221,500         --               60,000               12,723(2)
      Chairman and Chief Executive        1996         212,400       30,515                 --               84,000(2)
      Officer
Christopher J. Coates,                    1997         168,000       15,000             45,000                8,549(3)
      President and Chief Operating       1996         153,400       22,038                 --               11,033(3)
      Officer
George T. Hicks,                          1997         120,000       15,000             35,000                5,870(3)
      Executive Vice President -          1996         100,300       14,410                 --                7,214(3)
      Finance, Chief Financial
      Officer, Treasurer, and
      Secretary
H. Todd Kaestner,                         1997         130,000       15,000             35,000                6,296(3)
      Executive Vice President -          1996         106,200       15,257                 --                7,637(3)
      Corporate Development
James T. Money,                           1997         120,000       15,000             35,000                5,870(3)
      Executive Vice President -          1996         100,300       14,410                 --                7,214(3)
      Development Services

-----------------
(1) Does not include amounts distributed by American Retirement Communities, LLC ("LLC") to its members, including the Named Executive Officers. In 1996, LLC distributed $13,561 to Mr. Sheriff, $9,686 to Mr. Coates, and $7,749 to each of Messrs. Hicks, Kaestner, and Money in accordance with their ownership interests in LLC.
(2) Reflects insurance premiums paid by the Company for insurance policies benefiting Mr. Sheriff.
(3) Reflects contributions by the Company under the Company's Section 162 deferred compensation plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning options granted in Fiscal 1997 to the Named Executive Officers. No options were granted by the Company prior to May 1997. None of the Named Executive Officers were granted stock appreciation rights ("SARS").



                                                      Individual Grants
                             --------------------------------------------------------------------
                                                    Percent of
                                                       Total                                         Potential Realizable Value at
                                Number of             Options                                           Assumed Annual Rates of
                                Securities          Granted to                                         Stock Price Appreciation
                                Underlying           Employees      Exercise                                for Option Term
                                 Options             in Fiscal       or Base         Expiration      -----------------------------
Name                          Granted(#)(*)           Year(%)      Price($/Sh)          Date             5%($)             10%($)
---------------------------  ----------------      -------------   -----------     --------------     ------------     ------------
W.E. Sheriff                      60,000                7.9           14.00           5/30/07            528,271          1,338,744
Christopher J. Coates             45,000                6.0           14.00           5/30/07            396,204          1,004,058
George T. Hicks                   35,000                4.6           14.00           5/30/07            308,158            780,934
H. Todd Kaestner                  35,000                4.6           14.00           5/30/07            308,158            780,934
James T. Money                    35,000                4.6           14.00           5/30/07            308,158            780,934

-----------------
* All options granted to the Named Executive Officers vest and become exercisable in three equal annual installments beginning May 30, 1998.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table provides information as to the number and value of the unexercised options held by the Named Executive Officers at December 31, 1997. None of the Named Executive Officers exercised options during Fiscal 1997. None of the Named Executive Officers has held or exercised SARs.


                                     Number of Securities
                                    Underlying Unexercised               Value of Unexercised
                                          Options at                         In-the-Money
                                      Fiscal Year-End(#)           Options at Fiscal Year-End($)(1)
                              ----------------------------------  ----------------------------------
Name                           Exercisable       Unexercisable     Exercisable       Unexercisable
-------------------------     --------------   -----------------  --------------   -----------------
W.E. Sheriff                        --              60,000              --             360,000
Christopher J. Coates               --              45,000              --             270,000
George T. Hicks                     --              35,000              --             210,000
H. Todd Kaestner                    --              35,000              --             210,000
James T. Money                      --              35,000              --             210,000

-----------------
(1) Based on the closing price of the Common Stock on the New York Stock Exchange on December 31, 1997 ($20.00).

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. Non-employee directors are entitled to an annual retainer of $12,000 payable, in arrears, on the date of each annual meeting of shareholders, commencing with the Annual Meeting. Non-employee directors are also entitled to a fee of $500 for each board meeting attended by such director and $250 for each committee meeting attended by such director that is not on the same day as a meeting of the Board of Directors. All directors are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings.

         In addition, non-employee directors receive options to purchase shares of Common Stock in accordance with the provisions of the Company's 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"). Options to purchase 9,000 shares of Common Stock were automatically granted to each person serving as an outside director of the Company (an "Outside Director") on the date of the Company's initial public offering (May 30, 1997). Any person who was not previously a member of the Board of Directors and who is elected or appointed an Outside Director prior to the date of the annual meeting of shareholders of the Company in the year 2000 will automatically be granted an option to purchase 7,000 shares of Common Stock if such Outside Director's service begins prior to May 30, 1999 and 5,000 shares of Common Stock if such Outside Director's service begins thereafter. The Board of Directors may, in its discretion, increase or decrease the number of shares subject to such option to reflect the extent to which such Outside Director's expected service may exceed two years or may be less than one year. Options granted to Outside Directors prior to the annual meeting of shareholders in the year 2000 shall vest with respect to 5,000 shares on the date of the first annual meeting of shareholders following the date of grant, 2,000 shares on the date of the second annual meeting of shareholders following the date of grant, and any remaining shares on the date of the third annual meeting of shareholders following the date of grant.

         On the date of each annual meeting of the shareholders of the Company beginning with the annual meeting of shareholders held in the year 2000, unless the 1997 Stock Incentive Plan has been terminated, each Outside Director who will continue as a director following such meeting will receive an option to purchase 3,000 shares of Common Stock. Such options will vest with respect to all 3,000 shares on the date of the next annual meeting of shareholders. All options automatically granted to an Outside Director will enable the optionee to purchase shares of Common Stock at the fair market value of the Common Stock on the date of grant. The terms of such options are ten years from the date of grant. The exercise price may be paid in cash, shares of Common Stock, or a combination thereof. The Board of Directors has the discretion to reduce, but not increase, the number of shares awardable to Outside Directors.


                              CERTAIN TRANSACTIONS
THE REORGANIZATION

         Immediately prior to the Company's initial public offering, ARCLP was reorganized (the "Reorganization") such that all of its assets and liabilities were contributed to the Company. Pursuant to the Reorganization, the Company issued an aggregate of 7,812,500 shares of Common Stock and a promissory note in the principal amount of $21.9 million (the "Reorganization Note") to ARCLP. Following the Reorganization, ARCLP distributed 1,350,000 shares of Common Stock to LLC as general partner of ARCLP, and an aggregate of 6,462,500 shares of Common Stock to the limited partners of ARCLP, generally in accordance with the limited partners' ARCLP contribution accounts. In addition, ARCLP distributed, in liquidation, proceeds from the repayment of the Reorganization Note to the limited partners of ARCLP, generally in accordance with the limited partners' contribution accounts.

         In connection with the Reorganization, certain executive officers, directors, and other limited partners of ARCLP who beneficially own more than 5% of the Common Stock (and, in each case, their immediate family members and affiliates), received shares of Common Stock and received proceeds from the Reorganization Note as set forth in the table below.

                                                             NUMBER OF SHARES                    PROCEEDS FROM THE
NAME                                                        OF COMMON STOCK(1)                 REORGANIZATION NOTE($)
                                                         -------------------------          ----------------------------
W.E. Sheriff.....................................                619,217(2)                          1,084,371(3)
Christopher J. Coates............................                242,603(4)                            108,666(5)
George T. Hicks..................................                170,259(4)                              6,294(5)
H. Todd Kaestner.................................                180,244(4)                             40,093(5)
James T. Money...................................                175,252(4)                             23,194(5)
H. Lee Barfield II...............................                602,661(6)                          2,039,949(7)
Robin G. Costa...................................              1,372,037                             4,644,228(8)
Clarence Edmonds.................................                360,907                             1,221,640(9)
John A. Morris, Jr., M.D.........................                358,490                             1,213,458(10)
Daniel K. O'Connell..............................                 10,285                                34,814
Nadine C. Smith..................................                 29,956                               101,399
Lawrence J. Stuesser.............................                 67,547                               228,640(11)
American Retirement Communities, LLC.............              1,350,000                                    --
Dan Maddox(12)...................................              1,420,259(13)                         4,807,456(14)
DMAR Limited Partnership.........................              1,372,037                             4,644,228
The Jack C. Massey Foundation....................                335,888                             1,136,954
Mary Louise Frist Barfield.......................                602,661(15)                         2,039,949(16)
Robert A. Frist, M.D.............................                573,872(17)                         1,942,507(18)

-----------------
(1) See Notes to "Security Ownership of Management and Certain Beneficial Owners" for certain beneficial ownership information.
(2) Does not include shares distributed to LLC, of which Mr. Sheriff served as Chief Manager, as to which Mr. Sheriff did not have a pecuniary interest.
(3) Amounts distributed to a family limited partnership in which Mr. Sheriff is a general partner.
(4) Does not include shares distributed to LLC or Sylvester I, as to which such person did not have a pecuniary interest.
(5) Includes $6,294, which represents such person's pro rata portion of amounts distributed to Sylvester I.
(6) Does not include shares distributed to Robert A. Frist or an aggregate of 841,555 shares distributed to Mr. Barfield's father-in-law, sister-in-law, and trusts for the benefit of Mr. Barfield's brother-in-law and nephews.
(7) Includes $977,470 distributed to Mr. Barfield's wife, Mary Louise Frist Barfield, and an aggregate of $572,331 distributed to trusts for the benefit of Mr. Barfield's children, of which Mrs. Barfield serves as trustee. See Note 16. Does not include amounts distributed to Robert A. Frist and his wife and children; Mr. Barfield's brother-in-law; or an aggregate of $2,848,592 distributed to Mr. Barfield's father-in-law, sister-in-law, and trusts for the benefit of Mr. Barfield's brother-in-law and nephews.
(8) All amounts distributed to DMAR. Ms. Costa is a Vice President of Margaret Energy, Inc., the general partner of DMAR.
(9) Includes $1,136,954 distributed to The Massey Foundation and $84,686 distributed to Mr. Edmonds's wife.
(10) All amounts distributed to partnerships owned and controlled by Dr. Morris, his brother, and members of Dr. Morris's family.
(11) Amounts received by a corporation, of which Mr. Stuesser is a director and 50% shareholder.
(12)     Mr. Maddox passed away in January 1998.
(13) Does not include an aggregate of 158,939 shares distributed to Mr. Maddox's son.
(14) Includes $4,644,228 distributed to DMAR. Does not include an aggregate of $443,496 distributed to Mr. Maddox's son.
(15) Does not include shares distributed to Robert A. Frist or an aggregate of 841,555 shares distributed to Ms. Barfield's father, sister, and trusts for the benefit of Ms. Barfield's brother and nephews.
(16) Includes $490,148 distributed to Mrs. Barfield's husband, H. Lee Barfield II, and an aggregate of $572,331 distributed to trusts for the benefit of Mrs. Barfield's children, of which Mrs. Barfield serves as trustee. See Note 7. Does not include amounts distributed to Robert A. Frist and his wife and children; Mrs. Barfield's brother; or an aggregate of $2,848,592 distributed to Ms. Barfield's father, sister, and trusts for the benefit of Ms. Barfield's brother and nephews.
(17) Does not include shares distributed to H. Lee Barfield II or Mary Louise Frist Barfield, or an aggregate of 841,555 shares distributed to Dr. Frist's father, sister, or trusts for the benefit of Dr. Frist's brother and nephews.
(18) Includes $76,393 distributed to Dr. Frist's wife. Does not include an aggregate of $648,395 distributed to Dr. Frist's children who are 18 years of age or older. Dr. Frist is the brother of Mary Louise Frist Barfield and the brother-in-law of H. Lee Barfield II. Does not include amounts distributed to H. Lee Barfield II or Mary Louise Frist Barfield and trusts for the benefit of their children, or an aggregate of $2,848,592 distributed to Dr. Frist's father, sister, and trusts for the benefit of Dr. Frist's brother and nephews.

MANAGEMENT AGREEMENTS

         The Company is providing full development services related to, and has entered into management agreements to manage, five assisted living residences with an aggregate capacity for 389 residents owned by affiliates of Jim Maddox, the son of the late Dan Maddox, who was a significant shareholder of the Company. The residences are currently under construction. Such management agreements provide for the payment of management fees to the Company based on a percentage of the gross revenues of each residence and require the Company to pay operating deficits above a specified amount. The management agreements also provide the Company with the option to purchase the subject facilities. The Company expects to enter into additional management agreements with Jim Maddox or his affiliates, and similar arrangements with affiliates of Dr. Morris, a director of the Company.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Common Stock to file reports of ownership and changes in ownership with the SEC. Such directors, officers, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during Fiscal 1997 its officers, directors, and greater than ten percent beneficial owners were in compliance with all applicable filing requirements, except for Mr. O'Connell who filed one late report to report a single transaction.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Until the Reorganization, the executive officers of the Company were compensated by the Company's predecessor, ARCLP. The limited partners' committee of ARCLP, which was comprised of the current directors of the Company other than Mr. Sheriff, made all decisions with respect to the compensation of the Named Executive Officers for the period from January 1, 1997 through May 29, 1997. Prior to the Company's initial public offering in May 1997, the Board of Directors established a Compensation Committee composed of Messrs. O'Connell and Stuesser and Ms. Smith.

         Currently, each of the Named Executive Officers of the Company is compensated in accordance with the terms established by the limited partners' committee prior to the creation of the Compensation Committee and the Company's initial public offering. The overall objectives of the Company's compensation program, as established by the limited partners' committee of ARCLP and confirmed by the Compensation Committee, are to:

         - attract and retain the highest quality talent to lead the Company;

         - reward key executives based upon corporate and individual performance; and

         -        provide incentives designed to maximize shareholder value.

The philosophy upon which these objectives are based is to provide incentives to the Company's officers to enhance the profitability of the Company and to align closely the financial interests of the Company's officers with those of its shareholders. In order to implement this philosophy, the Compensation Committee is currently reviewing the individual elements of executive compensation, including salaries, incentive compensation awards, and stock option awards. The Compensation Committee has not engaged an independent compensation consulting firm to assist the Compensation Committee in further developing the Company's compensation program, but may do so during 1998.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a corporate deduction for compensation over $1.0 million paid to the Company's Chief Executive Officer and any of the four other most highly compensated officers. The $1.0 million limitation applies to all types of compensation, including restricted stock awards and amounts realized on the exercise of stock options and stock appreciation rights, unless the awards and plan under which the awards are made qualify as "performance based" under the terms of the Code and related regulations. Under the regulations, executive compensation pursuant to the 1997 Stock Incentive Plan should qualify as "performance based" compensation and therefore be excluded from the $1.0 million limit. Other forms of compensation provided by the Company, however, are not excluded from such limit. The Company currently anticipates that compensation of its executive officers will be deductible under Section 162(m) because executive officer compensation is presently below the limit and because the Company intends to continue to utilize performance based compensation in future periods.


DANIEL K. O'CONNELL          LAWRENCE J. STUESSER                NADINE C. SMITH



                                PERFORMANCE GRAPH

         The following graph compares the cumulative returns of $100 invested on May 30, 1997 (the date of the Company's initial public offering) in (a) the Company; (b) the Standard and Poor's 500 Stock Index; and (c) a self-constructed peer group (as described below), assuming reinvestment of all dividends.


        Measurement Period              American
      (Fiscal Year Covered)         Retirement Corp.      Peer Group           S&P 500
05/30/97                                          100                100                100
12/31/97                                       140.35             131.55             114.97




----------------
* The Company's self-constructed peer group is composed of the following senior living companies: Assisted Living Concepts, Inc., Alternative Living Services, Inc., Atria Communities, Inc., Brookdale Living Communities, Inc., CareMatrix Corporation, Emeritus Corporation, Greenbriar Corporation, Karrington Health, Inc., Kapson Senior Quarters, Inc., Regent Assisted Living, Inc., Sunrise Assisted Living, Inc., and ARV Assisted Living, Inc.

                            PROPOSALS OF SHAREHOLDERS

     A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's annual meeting of shareholders in 1999 and received at the Company's executive offices no later than December 1, 1998 will be included in the Company's Proxy Statement and form of proxy relating to such annual meeting.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP, which has been the Company's independent certified public accountants since its organization, has been selected as the independent certified public accountants of the Company for the 1998 fiscal year. The Company has been informed that representatives of KPMG Peat Marwick LLP plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by the shareholders.


                         FINANCIAL STATEMENTS AVAILABLE

     A copy of the Company's 1997 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1997 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO GEORGE T. HICKS, SECRETARY, AMERICAN RETIREMENT CORPORATION, 111 WESTWOOD PLACE, SUITE 402, BRENTWOOD, TENNESSEE 37027.




March 31, 1998

                                                                      APPENDIX A


PROXY                    AMERICAN RETIREMENT CORPORATION                  PROXY


        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN RETIREMENT CORPORATION (THE
                     "COMPANY") TO BE HELD ON MAY 5, 1998.

     The undersigned hereby appoints W.E. Sheriff and George T. Hicks, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of the Company to be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, on Tuesday, May 5, 1998 at 11:00 a.m., local time, and any adjournments thereof.

     YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.


      [ ]   Check here for address change.

            New Address:
                         -----------------------------------

                         -----------------------------------

                         -----------------------------------

             (Please date and sign this proxy on the reverse side.)






                        AMERICAN RETIREMENT CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors:              FOR      WITHHOLD    FOR ALL (Except Nominee(s)
                                                            written below)

                                       [ ]        [ ]              [ ]

   Nominees: Jack O. Bovender, Jr.,
   Christopher J. Coates, Daniel K.
   O'Connell, and Laurence J. Stuesser

-------------------------------------------------------------------------------

2. In their discretion on any other matter that may properly come before said meeting or any adjournments thereof.

                                            PLEASE SIGN HERE AND RETURN PROMPTLY

                                            Dated: ______________, 1998

                                            Signature(s) _______________________

                                            ____________________________________
                                            Please sign exactly as your name
                                            appears at left. If registered in
                                            the names of two or more persons,
                                            each should sign. Executors,
                                            administrators, trustees, guardians,
                                            attorneys, and corporate officers
                                            should show their full titles.